Exhibit 3-b

                                     BY-LAWS
                                       OF
                                PSI ENERGY, INC.

                           AS ADOPTED SEPTEMBER 6, 1941
                           AND AMENDED TO MARCH 3, 1995

                                   ARTICLE I.
                                    OFFICES.

  SECTION 1. The principal office of PSI Energy, Inc. shall be at 1000 East Main Street, in the town of Plainfield, county of Hendricks and state of Indiana; and the corporation may have such other offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require.

                                   ARTICLE II.
                                      SEAL.


  SECTION 1. The corporate seal shall be circular in form and shall have inscribed thereon the words -PSI ENERGY, INC.-CORPORATE SEAL-INDIANA.

                                   ARTICLE III.
                              SHAREHOLDERS MEETINGS.

  SECTION 1. Any meeting of the shareholders may be held at the office of the corporation in the town of Plainfield, Indiana, or at such other place within or outside the state of Indiana through the use of any means of communication by which all shareholders participating may simultaneously hear each other at the meeting. The place and manner of the meeting shall be specified in the notice of such meeting, or if such meeting is held upon waiver of notice, specified in the waiver of notice signed by all of the shareholders.

  SECTION 2. Except as otherwise directed by the board of directors, all annual meetings of shareholders shall be held at 10:00 A.M. on the third Wednesday of April of each year if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors and for the transaction of such other business as may legally come before the meeting. The business to be transacted at any annual meeting may be transacted at any special meeting called for that purpose.

  SECTION 3. Written or printed notice of the annual meeting, stating the place, manner, day and hour of the meeting, shall be delivered or mailed by the secretary or an assistant secretary to each shareholder of record entitled to vote at such meeting, at such address as appears on the records of the corporation, at least ten days, but not more than sixty days, before the date of the meeting.

  SECTION 4. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be held if called by the chairman, the president, an executive vice president or a vice president, by the board of directors, or by the shareholders holding of record such number of the outstanding shares of the corporation as represents not less than one-fourth of the aggregate number of votes that would be voted at such meeting if there were voted thereat all the outstanding shares entitled to vote on the business proposed to be transacted thereat. All requests for special meetings of shareholders shall state the time, manner, place and purpose thereof. Only business within the purpose stated in such request shall be conducted at such meeting.

  SECTION 5. Written or printed notice of all special meetings of shareholders, stating (i) the place, manner, day and hour of the meeting, and
(ii) the purpose or purposes for which such meeting is called, shall be delivered or mailed by the secretary or by the officers or persons calling the meeting to each shareholder of record entitled to vote at such meeting at such address as appears on the records of the corporation, at least ten days before the date of such meeting.

  SECTION 6. Notice of any meeting of shareholders may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.


  SECTION 7. At any meeting of the shareholders, the holders of record (present in person or represented by proxy) of such number of the outstanding shares of the corporation as represents a majority of the aggregate number of votes that would be voted at such meeting if there were voted thereat all the outstanding shares entitled to vote at such meeting, shall be requisite to constitute a quorum for the election of directors or for the transaction of other business, unless otherwise provided by law. If, however, the holders of such majority shall not be present or represented at any meeting of the shareholders of the corporation, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of such majority shall be present or represented. At such adjourned meeting at which the holders of such majority shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

  SECTION 8. Every shareholder shall have the right at every shareholders' meeting to one vote for each share of stock standing in his name on the books of the corporation, except as otherwise provided by law or by the amended articles of consolidation and except that no shares shall be voted at any meeting upon which any installment is due and unpaid, or which belongs to the corporation, or which shall have been transferred on the books of the corporation within such number of days, not exceeding seventy, next preceding the date of such meeting as the board of directors shall determine, or, in the absence of such determination, within ten days next preceding the date of such meeting. At any adjourned meeting of shareholders, the board of directors shall fix a record date for shareholders entitled to vote at such adjourned meeting which must be a new date if the meeting is adjourned for more than one hundred twenty days.

Voting for directors and, upon the demand of any shareholder, voting upon any other question shall be by ballot. On any vote by ballot, each ballot voted shall be signed either by the shareholder voting the same, or, if the proxy of such shareholder is on file with the secretary and unrevoked, by the duly appointed agent or attorney of such shareholder. The ballot of each shareholder voting shall be deemed to be a vote of all the shares owned of record by such shareholder and entitled to be voted on the matter unless such shareholder or his duly appointed agent or attorney shall designate on such ballot that a lesser number of shares are voted. A plurality vote shall be sufficient to elect any director.

  SECTION 9. The secretary shall make, or cause the agent having charge of the stock transfer books of the corporation to make, at least five days before each election of directors, a complete list of the shareholders entitled by the amended articles of consolidation to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the corporation and subject to inspection by any shareholder within the usual business hours during said five days. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder or shareholder's agent or attorney authorized in writing during the holding of such election. The original stock register or transfer book, or the duplicate thereof kept in the state of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

  SECTION 10. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized agent or attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.

  SECTION 11. The secretary, who may call on any officer or officers of the corporation for assistance, shall make all necessary and appropriate arrangements for the meetings of the shareholders, receive all proxies, and ascertain and report by certificate to each meeting of the shareholders the number of shares present in person or by proxy and entitled to vote at such meeting. In the absence of the secretary, an assistant secretary shall perform said duties. The certificate report of the secretary or an assistant secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares, which are present in person and by proxy and entitled to vote, for the purpose of establishing the presence of a quorum at such meeting, for the purpose of organizing such meeting, and for all other purposes.

  SECTION 12. The chairman, when present, shall preside at the meetings of the shareholders. In the event of the absence or disability of the chairman, the president, if present, shall so preside, and if he is not present, an executive vice president, if present, shall so preside, and if an executive vice president is not present, a vice president, if present, shall so preside. In the event no such officers are present, the meeting shall choose a presiding officer.


  SECTION 13. At each meeting of the shareholders, (i) the proxies shall be received and taken in charge by three inspectors, (ii) where voting is to be by ballot on any question, the polls shall be opened and closed and the ballots shall be taken in charge by such inspectors, and (iii) all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by such three inspectors or a majority thereof. Such inspectors may be appointed by the board of directors before such meeting, or, if no such appointment shall have been made, then by the presiding officer at such meeting. In the event for any reason any of the inspectors previously appointed shall fail to attend such meeting, or being present will not or cannot act in such capacity, then an inspector or inspectors in place of such inspector or inspectors failing to attend or not acting shall be appointed by the presiding officer.

  SECTION 14. The order of business at each annual meeting of the shareholders, and, as far as applicable, at each special meeting of the shareholders, shall be as follows:

  (1)       call to order by the presiding officer,
  (2) presentation of proofs of due call and notice of the meeting, provided, however, that the certificate of the secretary or assistant secretary that such notices were mailed, or the affidavit of such other person or persons who mailed the notices of such meeting, shall be conclusive evidence of such mailing,
  (3) submission of an alphabetical list of shareholders entitled to vote,
  (4) certificate and report of the secretary or assistant secretary as to the number of shares present in person or by proxy and entitled to vote,
  (5) ruling by presiding officer as to the presence of a quorum and the due organization of the meeting for the transaction of business,
  (6) announcement by the presiding officer of the persons to act as inspectors at such meeting,
  (7) reading or presentation of the minutes of previous meeting of shareholders,
  (8)       presentation of annual report to shareholders,
  (9) election of directors and announcement in respect of annual meeting of directors,
  (10)      unfinished business,
  (11)      new business, and
  (12)      adjournment.

  SECTION 15. The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of meetings of the shareholders, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting of the shareholders after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.


  SECTION 16. The annual meeting of shareholders shall be held at such time as is provided in Section 2 of this Article for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these by-laws. To be properly brought before the annual meeting, business must be either (a) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the annual meeting by or at the direction of the board, or (c) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than fifty days nor more than seventy-five days prior to the annual meeting; provided, however, that in the event that less than sixty-five days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article III, provided, however, that nothing in this Article III shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article III, and if he should so determine, he shall so declare to the annual meeting, and any such business not properly brought before the annual meeting shall not be transacted.

  SECTION 17. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of the corporation at the annual meeting may be made at the annual meeting of shareholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board, or by any shareholder of the corporation, entitled to vote for the election of directors at the annual meeting, who complies with the notice procedures set forth in this Article III. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty days nor more than seventy-five days prior to the annual meeting; provided, however, that in the event that less than sixty-five days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice to the secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, (iv) a written statement that the person is willing to serve as a director filed with the secretary at least five (5) days prior to the date of the annual meeting and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the annual meeting, and the defective nomination shall be disregarded.

SECTION 18. An annual meeting of shareholders may be adjourned or postponed to a different time or place, and notice of the new date, time or place need not be given if such adjournment or postponement is announced at the annual meeting before adjournment.

                                 ARTICLE IV.
                             BOARD OF DIRECTORS.

  SECTION 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation managed under the direction of, a board of not less than one (1) nor more than seven (7) directors. The directors shall be elected by the shareholders at each annual meeting of the shareholders. Each director shall be elected for a term of one year and shall hold office until his successor is chosen and qualified. Any vacancy occurring in the board of directors caused by death, resignation, increase in number of directors or otherwise, may be filled by a majority vote of the remaining members of the board of directors until the next annual meeting of the shareholders. No person shall be eligible for election, reelection or appointment as a member of the board of directors if the time of such election, reelection or appointment is a date subsequent to the end of the calendar year in which such person attained the age of seventy (70) years. No person shall remain a director after reaching the age of sevent y (70) years; provided, however, that such director shall continue as a director until January 1 of the year following the year in which the director reached the age of seventy (70) years. Subject to the provisions of the preceding paragraphs, any and all of the directors may only be removed for cause. The directors shall receive such reasonable compensation as shall from time to time be provided for by resolution of the board of directors or a committee thereof.

  SECTION 2. In addition to the powers and authority by these by-laws expressly conferred upon it, the board of directors may do all such lawful acts and things as are not by the laws of the state of Indiana, by the amended articles of consolidation of the corporation, or by these by-laws directed or required to be exercised or done by the shareholders of the corporation.

  SECTION 3. A meeting of the directors, to be known as the annual meeting of the board of directors, shall be held at the principal office of the corporation at such time and date as the board of directors may determine, or at such other place, within or without the state of Indiana, and at such other time as shall be fixed by the shareholders at their annual meeting, or as shall be fixed by the consent in writing of all of such newly elected directors, for the election of officers and for the transaction of such other business as may properly come before the meeting. No notice of such annual meeting shall be necessary or required in order legally to constitute the meeting if a majority of the newly elected directors shall be present. If a majority shall not be present at such meeting, those present shall adjourn the meeting to a specified time and place, and the secretary or an assistant secretary shall at once notify each of the newly elected directors of the time and place of holding such adjourned annual meeting.

  SECTION 4. Regular meetings of the board of directors or any committee thereof may be held at stated times, or from time to time, and at such place, either within or without the state of Indiana, as the board of directors or any committee may determine, without call and without notice. Any or all members of the board of directors or a committee thereof may participate in any meeting of the board or committee by any means of a communication by which all persons participating in the meeting can simultaneously communicate with each other, and participation in this manner constitutes presence in person at the meeting.

  SECTION 5. Special meetings of the board of directors may be called at any time, or from time to time, by the chairman, the president, an executive vice president or a vice president by causing the secretary or an assistant secretary to give to each director, either personally or by telephone, mail or telegraph, at least two days' notice of the time and place of such meeting. Special meetings of the board of directors shall be called by the chairman, the president, an executive vice president or a vice president in like manner and on like notice at the written request of at least two directors. Special meetings of the board of directors may be held at the principal office of the corporation or at such other place, within or without the state of Indiana, as shall be specified in the notice of the meeting, or, if held upon waiver of notice, as shall be specified in such waiver.

  SECTION 6. Any meeting of the board of directors or any committee thereof, wheresoever held, at which all of the members are present, shall be as valid as if held pursuant to proper notice, and in case a meeting shall be held without notice when all are not present but the absent directors shall have signed a waiver of notice of such meeting, whether before or after the time stated in said waiver, or shall thereafter sign the minutes of the meeting, the same shall be as valid and binding as though called upon due notice.

  SECTION 7. The board of directors may take any action pursuant to these by-laws without a meeting if the action is taken by all members of the board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken without a meeting shall be effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

  SECTION 8. At all meetings of the board of directors, a majority of the members of the board of directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but a less number may adjourn the meeting from time to time until a quorum is present. The act of a majority of the board of directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the amended articles of consolidation or by the by-laws.

  SECTION 9. The board of directors may, by resolution adopted by a majority of the members of the board of directors, designate two or more of their number to constitute a committee of the board of directors. The board of directors shall form an executive committee, which committee shall have and exercise all of the authority of the board of directors in the management of the corporation to the fullest extent permitted by the laws of the State of Indiana, including the power to declare dividends and distributions from time to time within guidelines to be established by the board of directors.
Neither such guidelines nor the powers granted to the executive committee hereby may be amended in any way by the board of directors, and the members of the executive committee appointed by the board of directors may not be changed by the board of directors, without the affirmative vote of 75% of the directors then in office, rounded upwards.

                                   ARTICLE V.
                                   OFFICERS.

  SECTION 1. The officers of the corporation shall be the chairman, a president, one or more executive vice presidents , one or more senior vice presidents, one or more vice presidents, a secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers, a comptroller and one or more assistant comptrollers. If deemed advisable by the board of directors, any two or more offices may be held by the same person, except that the duties of the chairman or the president shall not be performed by the same person who performs the duties of secretary.

  SECTION 2. The officers of the corporation hereinabove provided for shall be elected by the board of directors at its annual meeting and shall hold office for one year and/or until their respective successors shall have been duly elected and shall have qualified.


  SECTION 3. The board of directors may, from time to time, elect or appoint one or more assistant comptrollers, an auditor, one or more assistant auditors, and such other officers and agents as it shall deem necessary, who shall hold their respective offices for such terms and shall exercise such powers and perform such duties as may be prescribed from time to time by the by-laws, or as in absence of provision in the by-laws in respect thereto may be prescribed from time to time by the board of directors.

  SECTION 4. Any vacancy among the officers or agents of the corporation, duly elected or appointed by the board of directors shall be filled for the unexpired term by the board of directors. Any officer or agent elected or appointed by the board of directors, may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole board of directors.

  SECTION 5. In the case of the absence, disability, death, resignation or removal from office of any officer of the corporation, or for any other reason that the board of directors shall deem sufficient, the board of directors may delegate, for the time being, the powers and/or duties, or any of them, of such officer to any other officer or to any director.

  SECTION 6. The chairman shall be the chief executive officer of the corporation and shall have general authority over all the affairs of the corporation and over all other officers, agents and employees of the corporation. He shall, when present, preside at all meetings of the shareholders and, in the absence of the chairman, the president shall p reside at all meetings of the board of directors. When the board of directors is not in session, the chairman shall have authority to suspend the authority of any other officer or officers of the corporation, subject, however, to the pleasure of the board of directors at its next meeting. In case of the absence, disability, death, resignation or removal from office of the chairman, the powers and duties of the chairman shall for the time being devolve upon and be exercised by the president, unless otherwise ordered by the board of directors.

  SECTION 7. The president shall, subject to the control of the board of directors and the chairman, have general supervision over the management and direction of the affairs of the corporation, and supervision of all departments and of all officers of the corporation. He shall, subject to the other provisions of these by-laws, have such other powers and perform such other duties as usually devolve upon the president of a corporation, and such further duties as may be prescribed for him by the board of directors or the chairman. He shall report to the chairman. In case of the absence, disability, death, resignation or removal from office of the president, the powers and duties of the president shall, for the time being, devolve upon and be exercised by an executive vice president, unless otherwise ordered by the board of directors or the chairman.

  SECTION 8. The executive vice president or executive vice presidents shall be the executive or executives of the corporation next in seniority and authority to the president, and shall assist the president in the management and direction of the affairs of the corporation, having such powers and duties as may be prescribed for him or them by the board of directors or delegated to him or them by the chairman or the president. In case of the absence, disability, death, resignation or removal from office of the president, his powers and duties shall, for the time being, devolve upon and be executed by such one of the executive vice presidents as the board of directors, the chairman or the president may designate, or, if there be but one executive vice president, upon such executive vice president; and such executive vice president shall thereupon, during such period, exercise and perform all the powers and duties of the president, except as may be otherwise provided by the board of directors or the chairman.

  SECTION 9. Each of the vice presidents shall have such powers and duties as may be prescribed for him by the board of directors or delegated to him by the chairman or the president.

  SECTION 10. The secretary shall have the custody and care of the corporate seal, records, minutes and stock books of the corporation and shall be responsible for authentication of such records. He shall attend the meetings of the board of directors and of the shareholders and duly record, prepare and keep the minutes of their proceedings in a book or books to be kept for that purpose. He shall give or cause to be given notice of all meetings of the shareholders and the board of directors when such notice shall be required. He shall file and take charge of all papers and documents belonging to the corporation and shall have such other powers and duties as are incident to the office of secretary of a corporation, subject at all times to the direction and control of the board of directors, the chairman and the president. In case of the absence, disability, death, resignation or removal from office of the secretary, the powers and duties of the secretary shall, for the time being, devolve upon and be exercised by an assistant secretary, unless otherwise ordered by the board of directors, the chairman or the president.

  SECTION 11. Each of the assistant secretaries shall assist the secretary in his duties and shall have such other powers and duties as may be prescribed for him by the board of directors, or be delegated to him by the chairman or the president. In case of the absence, disability, death, resignation or removal from office of the secretary, his powers and duties shall, for the time being, devolve upon such one of the assistant secretaries as the board of directors, the chairman, the president or the secretary may designate, or, if there be but one assistant secretary, then upon such assistant secretary; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the secretary, except as may be otherwise provided by the board of directors, the chairman or the president.

  SECTION 12. The treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the corporation, and shall have the custody also of all securities belonging to the corporation. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper receipts or making proper vouchers for such disbursements and shall preserve the same at all times during his term of office. When necessary or proper, he shall endorse on behalf of the corporation all checks, notes or other obligations payable to the corporation or coming into his possession for or on behalf of the corporation and shall deposit the funds arising therefrom together with all other funds and valuable effects of the corporation coming into his possession in the name and to the credit of the corporation in such depositories as the board of directors from time to time, by resolution, shall direct. He shall have such other powers and duties as are incident to the office of treasurer of a corporation, subject at all times to the direction and control of the board of directors, the chairman and the president.

He shall render to the chairman, president and the board of directors, at the regular meetings of the board of directors, or whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall give the corporation a bond, if required by the board of directors, in such an amount and with such surety or sureties as may be ordered by the board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

In case of the absence, disability, death, resignation or removal from office of the treasurer, the powers and duties of the treasurer shall, for the time being, devolve upon and be exercised by an assistant treasurer, unless otherwise ordered by the board of directors, the chairman or the president.

  SECTION 13. Each of the assistant treasurers shall assist the treasurer in his duties, and shall have such other powers and duties as may be prescribed for him by the board of directors or be delegated to him by the chairman or the president. In case of the absence, disability, death, resignation or removal from office of the treasurer, his powers and duties shall, for the time being, devolve upon such one of the assistant treasurers as the board of directors, the chairman, the president or the treasurer may designate, or, if there be but one assistant treasurer, then upon such assistant treasurer; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the treasurer, except as may be otherwise provided by the board of directors, the chairman or the president. Each or any assistant treasurer shall likewise give the corporation a bond, if required by the board of directors, in such amount and with such surety or sureties as may be ordered by the board of directors.

  SECTION 14. The comptroller shall have control over all accounts and records of the corporation pertaining to moneys, properties, materials and supplies. He shall have executive direction of the bookkeeping and accounting departments and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. He shall have such other powers and duties as are incident to the office of comptroller of a corporation, subject at all times to the direction and control of the board of directors, the chairman and the president. In case of the absence, disability, death, resignation or removal from office of the comptroller, the powers and duties of the comptroller shall, if an assistant comptroller has been elected by the board of directors, for the time being, devolve upon and be exercised by an assistant comptroller, unless otherwise ordered by the board of directors, the chairman or the president.

  SECTION 15. Each of the assistant comptrollers (if assistant comptrollers be elected or appointed by the board of directors) shall assist the comptroller in his duties, and shall have such other powers and duties as may be prescribed for him by the board of directors or be delegated to him by the chairman or the president. In case of the absence, disability, death, resignation or removal from office of the comptroller, his powers and duties shall, for the time being, devolve upon such one of the assistant comptrollers as the board of directors, the chairman, the president or the comptroller may designate, or, if there be but one assistant comptroller, then upon such assistant comptroller; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the comptroller, except as may be otherwise provided by the board of directors, the chairman or the president.

  SECTION 16. The auditor (if an auditor be elected or appointed by the board of directors) shall have charge of the investigation of all accounts and records of the corporation pertaining to moneys, properties and supplies, for the purpose of establishing their correctness. He shall examine the accounts of all officers and employees from time to time, as often as practicable and shall see that proper returns are made of all receipts from all sources and that correct vouchers are provided for disbursements for any purpose. He shall have such other powers and duties as are commonly incident to the office of auditor of a corporation, subject at all times to the direction and control of the board of directors, the chairman and the president. In case of the absence, disability, death, resignation or removal from office of the auditor, the powers and duties of the auditor shall, if an assistant auditor has been elected or appointed by the board of directors, for the time being, devolve upon and be exercised by an assistant auditor, unless otherwise ordered by the board of directors, the chairman or the president.

  SECTION 17. Each of the assistant auditors (if assistant auditors be elected or appointed by the board of directors) shall assist the auditor in his duties, and shall have such other powers and duties as may be prescribed for him by the board of directors or be delegated to him by the chairman or the president. In case of the absence, disability, death, resignation or removal from office of the auditor, his powers and duties shall, for the time being, devolve upon such one of the assistant auditors as the board of directors, the chairman, the president or the auditor may designate, or, if there be but one assistant auditor, then upon such assistant auditor; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the auditor, except as may be otherwise provided by the board of directors, the chairman or the president.

                                   ARTICLE VI.
                             CERTIFICATES FOR SHARES.

  SECTION     1. Each certificate for shares of stock of the corporation shall be in such form, consistent with law, as shall be approved by the board of directors, shall be numbered consecutively as issued, shall state the name of the registered holder, the number of shares represented thereby, and such other matters and things as are required by law or by the amended articles of consolidation to be stated in such certificate. Each such certificate shall be signed by the president, an executive vice president or a vice president and the secretary or an assistant secretary; and may have affixed thereto the seal of the corporation. In any case where the seal of the corporation is affixed to such a certificate, such seal may be a facsimile, engraved or
printed.   In any case where such a certificate is also signed by a transfer agent and a registrar or either of them, the respective signatures of the president, an executive vice president or a vice president and of the secretary or an assistant secretary thereon may be facsimiles, engraved or printed. The board of directors or the finance committee may, by resolution duly adopted, authorize the issue of some or all of the shares of any or all classes or series of stock of the corporation without certificates.

  SECTION 2. Shares of stock of the corporation shall be entered in the books of the corporation as they are issued, and shall be transferable on the books of the corporation by the holder thereof in person, or by his, her or its attorney duly authorized thereto in writing, upon the surrender of the outstanding certificate therefor properly endorsed.

  SECTION 3. The corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Indiana, or except as in the amended articles of consolidation or in these by-laws provided to the contrary.

  SECTION 4. Shares of the capital stock of the corporation may be issued and disposed of by the corporation from time to time for such consideration as may be fixed from time to time by resolution of the board of directors.

  SECTION 5. The purchase price of all stock subscribed or purchased shall be paid as from time to time determined by resolution of the board of directors, either wholly or partly in money, labor or property. Said payments shall be made within such time and in such installments or upon such terms as the board of directors may from time to time determine and direct.

  SECTION 6. Before the corporation shall issue, in place of any certificate of stock in the corporation claimed to have been mislaid, lost, stolen or destroyed (such a certificate being hereinafter referred to as a "Lost Certificate"), a new certificate or certificates to replace the Lost Certificate, the person seeking the issue of such new certificate or certificates shall make affidavit or affirmation of the fact of such mislaying, loss, theft or destruction, shall furnish such, if any, other proof of ownership, interest, and disappearance of the Lost Certificate as the corporation or any transfer agent for it shall require, and shall at the option of the corporation in each such case either
      (i) give the corporation either a bond of indemnity with one or more sureties satisfactory to the board of directors of the corporation or a sole obligor indemnity bond executed by a corporation then authorized to transact the business of indemnity and suretyship in the state of Illinois or the state of New York and satisfactory to said board which surety or sole obligor bond shall be in form and substance satisfactory to said board and shall be (as said board may direct in any case) either (a) an -open penalty bond or (b) a bond having a fixed maximum amount of liability specified therein which amount shall be such amount as said board may direct that is not in excess of twice the par value of the shares represented by the Lost Certificate if such shares have a par value, or of twice the market value of such shares at the date replacement of the Lost Certificate is requested if the shares represented by such Lost Certificate be shares without par value, or
      (ii)  if there is then in force and effect a Blanket Lost
            Original Instruments Bond which appertains to such Lost Certificate, protects the corporation from liability growing out of the issue of a new stock certificate or certificates in lieu of such Lost
            Certificate and has been executed and delivered by a corporation then authorized to transact the business of indemnity and suretyship in the state of Illinois or the state of New York, furnish the corporation or one of its transfer agents with such instruments or information as are required in order that the indemnity provisions of such bond will apply to the new stock certificate or certificates is sued in lieu of such Lost Certificate.

When the aforesaid conditions shall have been satisfied, a new stock certificate or certificates of the same tenor and for the same total number of shares as the Lost Certificate shall be issued by the corporation in the name of the record owner of the Lost Certificate.

  SECTION 7. Every shareholder shall furnish the secretary with an address to which notices of meetings and all other notices may be served upon him or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the office of the corporation at Plainfield, Indiana.

                               ARTICLE VII.
                             CORPORATE BOOKS.

  SECTION 1. Except as hereinafter or by the amended articles of consolidation or by law otherwise provided, the books and records of the corporation may be kept at such place or places, within or without the state of Indiana, as the board of directors may from time to time by resolution determine.

  SECTION 2. The original or duplicate stock register or transfer book, or, in case a stock registrar or transfer agent shall be employed by the corporation either within or without the state of Indiana, a complete and accurate shareholders' list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each and the time each became the record owner of his shares, shall be kept at the principal office of the corporation in the state of Indiana.

  SECTION     3.
      (a) A shareholder or his agent or attorney, if authorized in writing, may inspect and copy, during regular business hours at the principal office of the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (b) and gives the corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy:
            (1)   excerpts from minutes of any meeting of
                  the board of directors, records of any
                  action of a committee of the board of
                  directors while acting in place of the
                  board of directors on behalf of the
                  corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting;
            (2)   accounting records of the corporation; and
            (3)   the record of shareholders.
      (b) A shareholder may inspect and copy the records identified in subsection (a) only if: ---(1)-the shareholder's demand is made in good faith and for a proper purpose;
      (2) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and
      (3) the records are directly connected with the shareholder's purpose.

  SECTION 4. The stock transfer books of the corporation may from time to time be closed by order of the board of directors for any lawful purpose, and for such periods consistent with law, but not exceeding seventy days at any one time, as the board of directors may deem advisable. In lieu of closing the stock transfer books as aforesaid, the board of directors may, in its discretion, fix in advance a date not exceeding seventy days (or such lesser number of days as may in any case be the maximum number allowed under any applicable statute) next preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchang e of capital stock; and, in such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such payment of dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of stock on the books of the corporation after such record date fixed as aforesaid.

  SECTION 5. All books and records of the corporation shall be kept and maintained in such manner and for such periods as required by statute.

                        ARTICLE VIII.
            CHECKS, DRAFTS AND WRITTEN INSTRUMENTS-
               STOCK OWNED IN OTHER CORPORATIONS.

  SECTION 1. All mortgage bonds and all debentures of the corporation shall be signed by the president, an executive vice president or a vice president and the secretary or an assistant secretary of the corporation, and may have affixed thereto the seal of the corporation or a facsimile thereof: provided, however, that in any case where there appears on such bond or debenture a Trustee's Certificate, which states in substance that the bond or debenture is one of the bonds or debentures issued under the indenture or supplemental indenture described therein and which is manually signed by an authorized officer of such trustee, the signatures of the aforementioned authorized officers of the corporation on such bond or debenture may be a facsimile signature, engraved or printed; and provided, further, that in case of the issue by the corporation of a bond or debenture with an interest coupon or coupons attached thereto such interest coupon or coupons shall be signed by the treasurer or an assistant treasurer of the corporation and such signature may be a facsimile signature, engraved or printed.

  SECTION 2. Except as provided in the immediately succeeding sentence of this Section 2, all checks, drafts, notes, demands or orders for the payment of money of the corporation shall be signed by one or more of such officers or other employees of this corporation and the signature of any such officer or other employee may be a facsimile signature, all as the board of directors shall at any time and from time to time by resolution or resolutions specify; provided, however, that in the cases of drafts not exceeding $3,000 for any one such draft, used by this corporation, the board of directors may empower the chairman, the president, an executive vice president and the vice presidents, or any of them, to designate in writing the one or more officers or other employees authorized to sign such drafts. To the extent that the board of directors may by resolution or resolutions authorize from time to time, the signature of this corporation on checks of this corporation which are used solely for the purpose of transferring funds from the account of this corporation in any bank or trust company to the account of this corporation in any other bank or trust company may be only the printed name of this corporation.

  SECTION 3. Except as otherwise provided by these by-laws, (i) all deeds and mortgages made by this corporation shall be executed in its name by the president, an executive vice president, a senior vice president or a vice president and shall be attested by the secretary or an assistant secretary, and such secretary or assistant secretary shall affix the corporate seal thereto, and (ii) all other written agreements to which this corporation shall be a party shall be executed in its name by the chairman, the president, an executive vice president, a senior vice president or a vice president, and may be (but need not be) attested by the secretary or an assistant secretary who may affix the corporate seal thereto. Notwithstanding the immediately preceding sentence of this Section 3, written agreements of this corporation (other than deeds and mortgages made by this corporation), which pertain to the routine operations of this corporation and are regularly being made in the ordinary course of carrying on such operations, may be executed for and on behalf of this corporation by any officer or officers of this corporation, or by any other agent or agents of this corporation, to the extent that such person or persons may, from time to time, be so authorized to act by either resolution of the board of directors or by written authorization of an officer of this corporation who has been authorized by resolution of the board of directors to execute such written authorization.

  SECTION 4. Subject always to the further orders and directions of the board of directors, any share or shares of stock issued by any corporation and owned by this corporation (including reacquired shares of stock of this corporation) may, for sale or transfer, be endorsed in the name of this corporation by the chairman, the president, an executive vice president, a senior vice president or a vice president of this corporation, and said endorsement shall be duly attested by the secretary or an assistant secretary of this corporation either with or without affixing thereto the corporate seal.

  SECTION 5. Subject always to the further orders and directions of the board of directors, any share or shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders' meeting of such other corporation by the chairman of this corporation, if he be present, or in his absence by the president of this corporation if he be present, or in the absence of both such chairman and such president by an executive vice president of this corporation if he be present, or in the absence of any of such officers by any vice president of this corporation who may be present. Whenever, in the judgment of the chairman, the president, an executive vice president or a vice president of this corporation, it is desirable for this corporation to execute a proxy or give a shareholder's consent in respect of any share or shares of stock issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the chairman, the president, an executive vice president or a vice president of this corporation, and shall be attested by the secretary or an assistant secretary of this corporation under the corporate seal. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by this corporation the same as such share or shares might be voted by this corporation.

                              ARTICLE IX.
                              DIVIDENDS.

  SECTION 1. Dividends upon the capital stock of the corporation, when earned, may be declared by the board of directors at any annual, regular or special meeting or by any committee thereof. Such dividends may be paid in cash, in property or in shares of the capital stock of the corporation, in the case of shares with par value at par, and in the case of shares without par value at such price as may be fixed by the board of directors.

  SECTION 2. Before payment of any dividend or before making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors from time to time, in their absolute discretion, may deem proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for working capital, or for such other purpose as the board of directors shall think conducive to the interests of the corporation.

                                 ARTICLE X.
                                FISCAL YEAR.

  SECTION 1. The fiscal year of the corporation shall cover a twelve-month period commencing on the first day of such month as the board of directors shall, by resolution, provide.

                                  ARTICLE XI.
                                  AMENDMENTS.

  SECTION 1. These by-laws may be altered, amended or repealed, in whole or in part, and new by-laws may be adopted, at any annual, regular or special meeting of the shareholders of the corporation or at any annual, regular or special meeting of the board of directors of the corporation by the affirmative vote of a majority of the board of directors; provided, however, that the board of directors of the corporation may not unilaterally amend any by-laws which were amended by the affirmative vote of the shareholders of the corporation within the preceding twenty-four months.